Exhibit 99.1


                               CORE Cap, Inc.
                  c/o GMAC Mortgage Asset Management, Inc.
                              100 Witmer Road
                                P.O. Box 963
                           Horsham, PA 19044-0963
                             Attn: Irina Burns


                     FORM OF PROXY FOR SPECIAL MEETING
                      TO BE HELD ON ____________, 2000


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned stockholder of CORE Cap., Inc., a Delaware corporation, hereby appoints each of [ ] as proxies, each of them with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, with all powers possessed by the undersigned, if personally present at the meeting, as indicated below, all the shares of Common Stock, $0.01 per share, of CORE Cap, Inc. held of record by the undersigned on ___________, 2000 at the special meeting of stockholders to be held on __________, 2000 and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying proxy statement and prospectus.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE
SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VIA FACSIMILE AT (215) 682-1515, ATTN: IRINA BURNS. IF THE PROXY CARD IS DELIVERED VIA FACSIMILE, PLEASE CALL IRINA BURNS AT (215) 682-3608 PRIOR TO SENDING THE PROXY CARD.


1.  To approve the merger of CORE                 FOR     AGAINST   ABSTAIN
    Cap, Inc. with Anthracite Capital, InC.       |_|       |_|       |_|
    pursuant to the Agreement and Plan
    of Merger by and between Anthracite
    Capital, Inc., Anthracite Acquisition
    Corp. and Anthracite Capital, Inc.,
    dated as of February 8, 2000
2.  To approve the adjournment of the             FOR     AGAINST   ABSTAIN
    special meeting, if necessary, to             |_|       |_|        |_|
    permit further solicitation of proxies.

            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof if there are not sufficient votes at the time of the special meeting to approve the merger.

            The undersigned stockholder may revoke this proxy at any time before the votes are cast by delivery to CORE Cap, Inc. either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

                                    Please sign exactly as name appears.
                                    When shares are held by joint tenants,
                                    both should sign. When signing as
                                    attorney, executor, administrator,
                                    trustee or guardian, please give full
                                    title as such. If a corporation, please
                                    sign in full corporate name by the
                                    president or other authorized officer.
                                    If a partnership, please sign in
                                    partnership name by an authorized
                                    person.

                                    ___________________________________

                                    ___________________________________

                                    Dated:  _______________, 2000